UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

CIPHER MINING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39625	85-1614529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

222 Purchase Street, Suite #290

Rye, New York 10580

(Address of principal executive offices)

(914) 370-8006

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CIFR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per whole share	CIFRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Management of Cipher Mining Inc. (the “Company”) has re-evaluated the application of Accounting Standards Codification Topic 480, “Distinguishing Liability from Equity” (ASC 480-10-S99-3A) to the accounting classification of the redeemable shares of common stock of the Company (the “Public Shares”) of Good Works Acquisition Corp. (“GWAC”) prior to the completion of the Business Combination (defined below), which were issued as part of the units sold in connection with GWAC’s initial public offering (the “GWAC IPO”). Historically, a portion of the Public Shares were classified as permanent equity to maintain net tangible assets of at least $5,000,001 on the basis that GWAC would consummate its initial business combination only if GWAC had net tangible assets of at least $5,000,001. To the Company’s knowledge, at the time of the GWAC IPO, GWAC’s management evaluated the accounting for the Public Shares at their issuance and believed the accounting treatment to be appropriate at that time. Pursuant to such re-evaluation, the Company’s management has determined that the Public Shares include certain provisions that require classification of the Public Shares as temporary equity regardless of the minimum net tangible assets required to complete GWAC’s initial business combination. Accordingly, the Company has determined that it is appropriate to restate certain of GWAC’s condensed consolidated financial statements from the Affected Period (as defined below).

Marcum LLP (“Marcum”) was the independent registered public accounting firm of GWAC during the Affected Period and for the life of GWAC as a SPAC from June 24, 2020 (inception) through the consummation of the Business Combination.

Therefore, on December 17, 2021, the Company’s management and the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) concluded that GWAC’s previously issued (i) audited condensed consolidated financial statements for the year ended December 31, 2020 included in GWAC’s Annual Report on Form 10-K, initially filed on February 17, 2021 (as amended); and (ii) unaudited condensed consolidated financial statements for the quarterly periods ended March 31, 2021 and June 30, 2021 included in GWAC’s Quarterly Reports on Form 10-Q filed on May 7, 2021, June 14, 2021 (as amended) and August 10, 2021, respectively (the periods referred to in (i) and (ii), collectively, the “Affected Period”), should no longer be relied upon. Further, the Audit Committee, in consultation with the Company’s management, determined that it is appropriate to restate certain of GWAC’s condensed consolidated financial statements from the Affected Period. In connection with the Company’s condensed consolidated financial statements as of September 30, 2021 and the filing of its Quarterly Report on Form 10-Q filed on November 12, 2021, the Company’s management determined no restatement was required.

The Company’s management, who informed the Audit Committee, has discussed the matters disclosed in this Item 4.02 with Marcum, the Company’s independent registered public accounting firm at the time the filings were made. Pursuant to that certain Agreement and Plan of Merger dated as of March 4, 2021 (the “Merger Agreement”), by and among GWAC, Currency Merger Sub, Inc. (“Merger Sub”), a wholly-owned direct subsidiary of GWAC, and Cipher Mining Technologies Inc. (“Cipher”), Merger Sub merged with and into Cipher, the separate corporate existence of Merger Sub ceasing and Cipher being the surviving corporation and a wholly-owned subsidiary of GWAC (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). Following the Business Combination, the combined company was named Cipher Mining Inc.

The Company’s operating entity’s historical consolidated financial statements are not affected by the above changes, and none of the current management of the Company or the Audit Committee had any role in any of the prior accounting and financial reporting determinations of GWAC. Pursuant to a qualitative and quantitative assessment, the Company was determined to be the accounting acquirer in the Business Combination, and upon consummation of the Business Combination, the Company’s historical condensed consolidated financial statements continued to be the historical condensed consolidated financial statements of the combined company. Therefore, the errors relate to the pre-business combination SPAC and its financial statements and the Company’s management believes that these errors have no material effect on the post-business combination company’s financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cipher Mining Inc.

Date: December 23, 2021	By:	/s/ Tyler Page
	Name:	Tyler Page
	Title:	Chief Executive Officer